UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2005

WellCare Health Plans, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8725 Henderson Road, Renaissance One, Tampa, Florida		33634
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(813) 290-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2005 the Registrant and certain subsidiaries of the Registrant entered into a First Amendment to Credit Agreement (the "Amended Credit Agreement") pursuant to which the Credit Agreement, dated as of May 13, 2004, to which the Registrant and certain of its subsidiaries are parties, was amended. The Amended Credit Agreement is by and among the Registrant and certain of its subsidiaries, the lenders identified in the Amended Credit Agreement, and Wachovia Bank, National Association, as administrative agent, collateral agent and issuing bank.

The credit facilities under the Amended Credit Agreement consist of a senior secured term loan facility in the amount of approximately $158,000,000 and a revolving credit facility in the amount of $125,000,000, of which $10,000,000 is available for short-term borrowings on a swingline basis. Interest is payable quarterly, currently at a rate equal to the sum of a rate based upon the applicable six month LIBO rate plus a rate equal to 2.75%, or if the Registrant’s debt rating is increased to or above a level specified in the Amended Credit Agreement, 2.50%. The term loan matures in May 2009, and the revolving credit facility will mature in May 2008. The Registrant is a party to this agreement for the purpose of guaranteeing the indebtedness of its subsidiaries that are parties to the agreement. The revolving credit facility has not been utilized.

The Amended Credit Agreement increased the amount of capital expenditures that the Registrant is permitted to incur on an annual basis beginning in 2005. The Amended Credit Agreement contains various restrictive covenants which limit, among other things, the Registrant’s ability to incur indebtedness and liens and to enter into business combination transactions substantially similar to the covenants contained in the Credit Agreement prior to the effectiveness of the Amended Credit Agreement. In addition, the Registrant must continue to maintain certain fixed charge coverage and leverage ratios. The Registrant believes that it is in compliance with all the financial and non-financial covenants under the Amended Credit Agreement.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the above-described Credit Agreement Amendment. The above description is qualified in its entirety by reference to the complete Amended Credit Agreement which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 First Amendment to Credit Agreement, dated as of September 1, 2005, by and among, the Registrant, certain subsidiaries of the Registrant, certain lenders and Wachovia Bank, National Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WellCare Health Plans, Inc.

September 1, 2005	By:	/s/ Paul Behrens

Name: Paul Behrens
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of September 1, 2005, by and among, the Registrant, certain subsidiaries of the Registrant, certain lenders and Wachovia Bank, National Association.